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                                                                Exhibit 10.14

                              EMPLOYMENT AGREEMENT

                  AGREEMENT made and entered into this 9th day of July, 1996, by and between CONNECTIVITY PRODUCTS INCORPORATED, a Delaware corporation (hereinafter referred to as the "Company") and GREGORY C. KOWERT (hereinafter referred to as "the Employee").

                  WHEREBY, it is agreed as follows:

                  1. The Company shall employ the Employee, and Employee agrees to perform services for the Company as Senior Vice President and Chief Financial Officer of the Company, or such other executive duties and in executive positions as may be directed from time to time by the Chief Executive Officer or Board of Directors of the Company, for the period from the date hereof through the eighteen month anniversary date of the date hereof (the "Term of Employment").

                  2. During the Term of Employment, Employee shall at all times be subject to the direction of the Board of Directors of the Company. Employee shall devote substantially all of his business time and his best efforts, attention and energies to the Company's business, and the Employee shall not during the Term of Employment be engaged in any other substantial business activity,
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whether or not such business activity is pursued for gain, profit, or any pecuniary advantage; provided, however, that the Company may consent in writing to Employee engaging in other business activities; and provided further, that, except as restricted by Paragraph 3, Employee may invest his assets in such form or manner as will not require his services in the operation of the affairs of the companies in which such investments are made.

                  3. (a) Employee acknowledges that in and as a result of his employment by the Company he will be making use of, acquiring, and/or adding to confidential information of a special and unique nature and value relating to such matters as the Company's patents, copyrights, proprietary information, trade secrets, systems, procedures, manuals, confidential reports, pricing structures, compensation structures, marketing strategies, and lists and identities of customers, as well as the nature and type of services rendered by the Company, the products, the equipment, and methods used and preferred by the Company's customers, and the prices and fees paid by them (all of which are deemed for all purposes confidential and proprietary information). The Employee hereby agrees that it is reasonable and necessary for the protection of the Company that the Employee agree, and as a material inducement to the Company to enter into this Agreement and to pay to Employee the compensation herein stated, Employee hereby covenants and agrees that the Employee

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will not (nor will any member of Employee's immediate family that resides with
Employee), directly or indirectly, except for the benefit of the Company or its affiliates (which for purposes of this Agreement shall mean any person or entity directly or indirectly controlling, controlled by or under common control with the Company), or with the prior written consent of the Company's Board of Directors, which consent may be granted or withheld at the Board's sole discretion:

                           (i) during the Noncompetition Period (as hereinafter
                  defined), become an officer, director, stockholder, partner, associate, employee, owner, agent, creditor, independent contractor, co-venturer, consultant or otherwise, or have a financial interest in or be associated with any other person, corporation, firm or business that is a customer of or supplier to the Company or that is engaged in the wire and cable product manufacturing, distributing or assembling businesses anywhere in the United States or in any business directly or indirectly competitive with that of the Company or its affiliates, as then constituted, or himself engage in such business; provided, however, (A) that nothing herein shall be construed to prohibit the Employee from owning not more than 5% of any class of securities issued by an entity which is subject to the reporting requirements of the Securities Exchange

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                  Act of 1934; and (B) that nothing herein shall be construed to prohibit the Employee, following the termination for any reason of his employment with the Company, from becoming an officer, director, stockholder, partner, associate, employee, owner, agent, creditor, independent contractor, co-venturer or consultant of, or from having a financial interest in or being otherwise associated with, any other person, corporation, firm or business that derives less than ten percent (10%) of its revenue from the wire and cable product manufacturing, distributing and assembling businesses and/or from any other business operations directly or indirectly competitive with that of the Company or its affiliates, as then constituted, provided that the Employee does not participate in the management or operation of such wire and cable product manufacturing, distributing and assembling businesses and/or such other competing business operations; and (C) that the foregoing restrictions with respect to customers and suppliers of the Company (other than customers or suppliers that are themselves otherwise engaged in the wire and cable product manufacturing, distributing or assembling business) shall apply only so long as the Employee continues to be employed by or engaged as a consultant to the Company; or

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                           (ii) during the Noncompetition Period, solicit, cause
                  or authorize, directly or indirectly, to be solicited for or on behalf of the Employee or third parties, from parties who were customers of the Company or its "affiliates" (which for purposes of this Paragraph 3 shall mean Tigera Group, Inc. ("Tigera") and each of Tigera's affiliates that are directly or indirectly controlled by Tigera), any business similar to the business transacted by or with such customer by the Company or its affiliates; or

                           (iii) during the Noncompetition Period, accept or
                  cause or authorize, directly or indirectly, to be accepted for or on behalf of the Employee or for third parties, any such business from any such customers of the Company or its affiliates; or

                           (iv) from and after the date hereof, use, publish,
                  disseminate or otherwise disclose, directly or indirectly, any information heretofore or hereafter acquired, developed or used by the Company or any of its affiliates, relating to the business of the Company or any of its affiliates or the operations, employees or customers of the Company or its affiliates which constitutes proprietary or confidential information of the Company such affiliates ("Confidential

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                  Information"), including without limitation any Confidential
                  Information contained in any customer lists, mailing lists and sources thereof, statistical data and compilations, trademarks, patents, inventions, formulae, methods, processes, agreements, contracts, manuals or any other documents, but excluding any information to the extent expressly set forth in the Company's press releases or in publicly available documents filed with the Securities and Exchange Commission by the Company; provided, however, that this clause (iv) shall not be applicable to the extent that the Employee is required to testify in a judicial or regulatory proceeding pursuant to the order of a judge or administrative law judge after the Employee requests that the confidentiality of such Confidential Information be preserved; and provided further, that this clause (iv) shall not prohibit the Employee from disclosing Confidential Information to his accounting and legal advisors to the extent such advisors have agreed to preserve the confidentiality of such Confidential Information; or

                           (v)   during the Noncompetition Period,

                                    (A)  solicit, entice, persuade or induce,
                           directly or indirectly, any employee (or person

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                           who within the preceding 90 days was an employee) of
                           the Company or its affiliates or any other person who is under contract with or rendering services to the Company or its affiliates, to terminate his or her employment by, or contractual relationship with, the Company or such affiliate or to refrain from extending or renewing the same (upon the same or new terms) or to refrain from rendering services to or for the Company or such affiliate or to become employed by or to enter into contractual relations with any person or entity other than the Company or such affiliate or to enter into a relationship with a competitor of the Company or its affiliates, or

                                    (B) authorize or assist in the taking of any
                           such actions by any person other than the Company or its affiliates.

                           (b)      All lists, records files, and documents of
any type whatsoever (including but not limited to computer disks, cards (including, but not limited to, business cards, address cards and "rolodex" cards), magnetic tapes, or film), relating to the Company's business or the business of any of the Company's affiliates, licensees or customers, which Employee shall prepare, use, or come into contact with, shall be and remain solely and

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exclusively the proprietary property of the Company and shall, at the termination of Employee's employment with the Company, be delivered to the Company, and Employee shall retain no excerpts, notes, photographs, photocopies, reproductions, samples, prototype models or copies thereof without the prior written approval of the Company. As used in this Paragraph 3, "licensees" and "customers" shall include, in addition to those licensees and customers of the Company then existing, those prospective licensees or customers which the Company shall have solicited for the transaction of business or conducted business with during the term hereof.

                  (c) For purposes of this Agreement, the term "Noncompetition Period" shall mean the period commencing on the date hereof and ending on the first anniversary of the date that the Employee ceases to be an employee of or consultant to the Company (whether pursuant to this Agreement or otherwise).

                  (d) The invalidity or non-enforceability of this Paragraph 3 in any respect shall not affect the validity or enforceability of this Paragraph 3 in any other respect or of any other provisions of this Agreement. In the event that any provision of this Paragraph 3 shall be held invalid or unenforceable by a court of competent jurisdiction by reason of the geographic or business scope or the duration thereof, such invalidity or unenforceability shall attach only to the scope or

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duration of such provision and shall not affect or render invalid or unenforceable any other provision of this Agreement, and, to the fullest extent permitted by law, this Agreement shall be construed as if the geographic or business scope or the duration of such provision had been more narrowly drafted so as not to be invalid or unenforceable.

                  (e) The Employee acknowledges that the Company would suffer irreparable harm if the Employee were to breach the provisions of this Paragraph 3 and that the Company's remedy at law for any such breach is and will be insufficient and inadequate and that in the event of such breach (or a threatened breach) of the provisions of this Paragraph 3, the Company shall be entitled to equitable relief, including by way of temporary and permanent injunction, in addition to any remedies the Company may have at law.

                  4. (a) During the Term of Employment, the Employee shall be paid by way of remuneration for his services a base salary at the rate of One Hundred Sixty Thousand Dollars ($160,000.00) per annum, payable in equal installments on normal paydays of salaried employees of the Company.

                           (b) In addition to base salary, the Employee shall be
eligible for a discretionary cash bonus (the "Annual Bonus") after 12 months employment by the Company in an amount,

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up to a maximum of $60,000, determined by the Board of Directors, which determination shall be based on the factors set forth on Schedule A hereto and such other factors as may be deemed relevant by the Board of Directors.

                           (c) The Employee shall be granted options to purchase
100,000 shares of the common stock of the Company at a price equal to the market price of such common stock on the date of grant. Such stock options shall be subject to a three-year vesting schedule (25% immediately vested; 25% vesting on each of the first three anniversaries of the date of grant) but shall not be exercisable prior to the third anniversary of the date hereof.

                           (d) During the Term of Employment the Employee shall
also be entitled to three (3) weeks of paid vacation per annum, to be taken at such times as are mutually agreed by the Company and the Employee. During the Term of Employment, the Company will provide Employee with life insurance, hospital and medical insurance, major medical insurance, and sickness and accident disability insurance, and include Employee in employee benefit plans, all in such amounts of coverage and under policies and plans equal to the benefits afforded other elected officers of the Company.

                           (e) During the Term of Employment, the Company shall,
consistent with the Company's policies as in effect from

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time to time, provide the Employee with a Company-owned or leased automobile for the Employee's use. In addition, the Employee shall be reimbursed for his reasonable and legitimate expenses (including travel and entertainment but excluding automobile expenses other than as described above) in the performance of the duties required of him for the Company upon presentation of proper itemized accounts.

                           (f) The Company shall upon presentation of proper
itemized accounts, reimburse the Employee for his reasonable and legitimate moving expenses incurred by the Employee in connection with the Employee's (including Employee's family's) move from Joplin, Missouri to Massachusetts. Such expenses may include (i) the rental of a furnished apartment in Massachusetts for up to 120 days, with a maximum rent of $1,200 per month, (ii) a reasonable number of trips between Missouri and Massachusetts to locate housing, (iii) the cost of transporting the Employee's furniture and other household goods from Missouri to Massachusetts and (iv) reasonable closing costs incurred in connection with the sale of the Employee's house in Missouri and the purchase of a house by the Employee in Massachusetts, with a cap of $10,000 (but excluding the purchase price of such house and any "points" or other costs (except reasonable legal fees) relating to the financing of any such house purchased by the Employee. In addition, the Company shall reimburse the Employee for the ordinary and customary real estate broker's commission,

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if any, incurred by Employee in connection with the sale of the Employee's house in Joplin, Missouri, with a cap of $32,000. To the extent that any amounts reimbursed by the Company to the Employee pursuant to this Paragraph 4(f) are subject to income tax and the expenses so reimbursed are not deductible by the Employee for income tax purposes, the Company shall pay to the Employee such additional amounts as may be necessary to "gross up" such reimbursed amounts.

                  5. In the event that Employee shall be unable to perform, in the opinion of the Board of Directors of the Company, his required duties by reason of illness or incapacity ("Disability"), the Employee's base salary shall continue in full for the Term of Employment. In the event of such Disability, coverage under any insurance programs provided by the Company for the benefit of the Employee with regard to life insurance, sickness and accident disability, hospitalization and medical services, including major medical coverage, and income protection (hereinafter "benefit programs"), whether insured or paid by the Company, will to the extent permitted on commercially reasonable terms under the Company's then existing policies, be continued by the Company (to the maximum extent also maintained from time-to-time for elected officers of the Company) during such illness or incapacity, but not longer than the Term of Employment. In the event that Employee is unable to perform his required duties for the Company, but does perform services for any other person,

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firm, corporation, association or other entity, his disability shall be deemed to have terminated and the Company may forthwith terminate all compensation and insurance coverage.

                  6. In the event that during the Term of Employment the Employee is discharged by the Company for cause, as defined hereunder, or the Employee for any reason resigns his employment, then all compensation, benefits and benefit programs of every kind provided by the Company shall cease at the time of such discharge or resignation and no Annual Bonus shall be paid or deemed to be earned for the calendar year in which such discharge occurs; however, such termination shall not terminate or otherwise impair the provisions of this Agreement (including without limitation Paragraph 3 hereof) that, by their terms, are to survive the termination of the Term of Employment. Discharge for cause may be immediate and without prior notice. "Discharge for Cause" for purposes of this Agreement shall mean: 1) proven or admitted; a) embezzlement, or b) material dishonest misuse of Company funds or assets; 2) an admitted or proven act constituting a felony or misdemeanor (other than minor offenses such as traffic violations) or conviction for such act; 3) violation of the provisions of Paragraph 3 of this Agreement; 4) continued conduct materially adverse to the interests of the Company which does not cease within thirty (30) days of written notice from the Board of Directors of the Company; 5) repeated material failure by the Employee, after written warning by the

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Board of Directors, to perform the duties of his employment to the reasonable satisfaction of the Board of Directors (including without limitation material failure to follow or comply with the reasonable and lawful written directives of the Board of Directors of the Company); or 6) breach of any statutory or common law fiduciary duty of loyalty to the Company which is not cured within thirty
(30) days of written notice from the Board of Directors of the Company.

                  7. In the event that prior to the termination of the Term of Employment the Employee is discharged by the Company other than for cause, death or disability, the Employee's base salary shall continue in full for the Term of Employment; however, no Annual Bonus shall be paid or deemed to be earned for the year in which such discharge occurs. In the event of such discharge, coverage under any benefit plans and insurance programs provided by the Company for the benefit of the Employee, whether insured or paid by the Company, will to the extent permitted on commercially reasonable terms under the Company's then existing policies, be continued by the Company (to the maximum extent also maintained from time-to-time for elected officers of the Company) for the entire Term of Employment. If the Company so discharges the Employee prior to the termination of the Term of Employment, other than for cause, death or disability, and if within twelve months of such termination the Employee moves out of his house in Massachusetts and relocates

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out of Massachusetts, then the Company shall pay to the employee an amount equal to the moving expenses (not including any commission paid in connection with the Employee's house) paid to the employee pursuant to Paragraph 4(f)(ii), (iii) and
(iv) above.

                  8. In the event of the Employee's death during the Term of Employment, the Employee's base salary shall continue to be paid in full for the Term of Employment.

                  9. In the event that at any time during the Term of
Employment: (i) the Company or Tigera sells or otherwise disposes of all or substantially all of its respective assets, or (ii) there is a change in control of the Company or of Tigera such that a majority of the outstanding voting capital stock of the Company or Tigera, as the case may be, is owned by a person or entity or "group" (as defined in Section 13(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) that is not on the date hereof a holder of 5% or more of the outstanding shares of the Company's or Tigera's common stock, or (iii) Tigera is merged into or consolidated with any other person (other than a direct or indirect subsidiary of or corporation or other entity controlled by Tigera) or any other person (other than a direct or indirect subsidiary of or corporation or other entity controlled by Tigera) is merged into or consolidated with

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Tigera, or (iv) the Company or Tigera is liquidated or dissolved, then in any such event (each, a "Change of Control"):

                           (1) the stock options granted to the Employee
                  pursuant to this Agreement shall become immediately exercisable as to all or any part of the shares of common stock not theretofore issued and sold thereunder; and

                           (2) if the Employee is within twelve (12) months
                  following such Change of Control discharged other than for cause, death or disability, or if within twelve (12) months following such Change of Control the Employee resigns his employment by reason of a material change in the Employee's duties or responsibilities following such Change of Control (including without limitation the Employee's ceasing to be the chief financial officer of a publicly traded company), then in either such case the Company shall continue to pay to the Employee his base salary as herein provided for a period of twelve (12) months following such Change of Control; provided, that the amount of such base salary paid by the Company shall be reduced by the amount of any salary or other compensation (other than investment or other "personal" income) earned by the Employee

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                  during such twelve month period from any source other than the
                  Company.

                10. The rights and obligations of the Company under this Agreement shall inure to the benefit of and shall be binding upon its successors and assigns. This Agreement shall be binding upon the heirs and personal representatives of Employee, but the rights and obligations of Employee are personal and may not be assigned except with respect to such benefits as may inure to Employee's estate by specific provision herein.

                11. If any provision or part of this Agreement shall be held invalid or unenforceable for any reason, such invalidity or unenforceability shall not affect any other provision or part hereof which can be given effect without such invalid or unenforceable provision or part.

                12. This writing constitutes the whole Agreement between the parties hereto with respect to the subject matter hereof and supersedes all other agreements, discussions and understandings with respect thereto, and there are no representations or warranties, express or implied, with respect thereto outside of this writing. This Agreement may be altered or amended only in writing executed by the parties hereto.

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                13. The applicable law of the Commonwealth of Massachusetts shall be controlling with respect to all matters of enforcement and interpretation of this Agreement.

                14. Any notices or other communications required or permitted to be sent hereunder shall be in writing and shall be duly given if personally delivered or sent postage pre-paid by certified or registered mail, return receipt requested, if to the Employee, to his address as set forth on the signature page hereof; and if to the Company, to:

                                  Mr. James S. Harrington
                                  President
                                  Connectivity Products Incorporated
                                  214 Nashua Street
                                  Leominster, Massachusetts 01453

                with a copy to:

                                  Mr. Donald T. Pascal
                                  Chairman of the Board
                                  667 Madison Avenue
                                  Suite 2500
                                  New York, NY 10021-8029

Either party may change his or its address for the sending of notice to such party by written notice to the other party sent in accordance with the provisions hereof.

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                IN WITNESS WHEREOF, the parties hereto have hereunto set their hands the day and year first above written.

                                  CONNECTIVITY PRODUCTS INCORPORATED

                                  By:/s/ James S. Harrington
                                     ------------------------------------------
                                          Its:President
                                              ---------------------------------


                                  EMPLOYEE

                                  /s/ Gregory C. Kowert
                                  ---------------------------------------------
                                  GREGORY C. KOWERT

                                  Address: 1020 Rustic Ridge
                                           Joplin, MO  64804

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                                   SCHEDULE A

              Factors to be considered in determining Annual Bonus

                  (a) Corporate and SEC financial reporting - accuracy and timeliness.

                  (b)   BSCC systems installation.

                  (c) Development, accuracy and usefulness of internal financial reports for management decision making.

                  (d) Bring in house and optimize BSCC accounting function, integrate with overall numbers.

                  (e) Forecast and manage working capital, capital expenditures, and components of cash flow, including debt covenants.

                  (f)   Learn distribution economics and add value.

                  (g) Build working relationships with management, banks, Board members and public investors. Set up in-house investor relations procedures.

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